Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Orangekloud Technology Inc.

We hereby consent to the incorporation of our audit report dated April 19, 2024, in this Registration Statement on Form F-1, relating to the consolidated financial statements of Orangekloud Technology Inc.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

Rowland Heights, California

September 11, 2024